UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2008

RLI Corp.

(Exact name of registrant as specified in its charter)

Illinois	001-09463	37-0889946
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9025 North Lindbergh Drive, Peoria, IL	61615
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (309) 692-1000

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

                                                Amendments to the Amended and Restated Articles of Incorporation (“Articles of Incorporation”) and By-laws of RLI Corp. (the “Company”) were approved by the Company’s Board of Directors (“Board”) on April 30, 2008 and by the Company’s shareholders at the annual shareholder meeting on May 1, 2008.  The changes to the Articles were effective upon filing of Restated Articles of Incorporation (“Restated Articles”) with the Illinois Secretary of State on May 6, 2008.

                                                The changes to the Company’s Articles of Incorporation include: (a) declassification of the Board of Directors, (b) revise indemnification provisions and add a provision limiting director personal liability, and (c) reduce shareholder vote required for aproval of asset sale transactions.  Corresponding changes to the By-laws were approved and became effective upon the effectiveness of the Restated Articles.  The Board declassification will phase in over three years, with the first full election of the entire Board in 2011.

The Restated Articles and restated By-laws are attached hereto as Exhibits 3.1 and 3.2 respectively.  The description of these documents and applicable changes does not purport to be complete and is qualified by reference to the full text of the attached Restated Articles and restated By-laws.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Restated Articles of Incorporation of RLI Corp.

3.2	By-laws of RLI Corp., as amended and restated.

SIGNATURES

                                                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RLI CORP.

Date: May 7, 2008	By:	/s/ Daniel O. Kennedy
Daniel O. Kennedy
Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Exhibit

3.1	Restated Articles of Incorporation of RLI Corp.
3.2	By-laws of RLI Corp., as amended and restated